THIS WARRANT AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

To Purchase Shares of the Common Stock of

STAAR Surgical Company

Dated as of March 21, 2007

WHEREAS, STAAR Surgical Company, a Delaware corporation (the “Company”), has made a Promissory Note of even date herewith in the original principal amount of up to $4 million (the “Note”) for the benefit of, and to evidence the Company’s obligations to, Broadwood Partners, L.P., a limited partnership organized under the laws of Delaware (the “Warrantholder”);

WHEREAS, the Company desires to grant to Warrantholder, in consideration for the financing provided under Note, the right to purchase shares of its Common Stock pursuant to this Warrant Agreement (the “Agreement”);

NOW, THEREFORE, in consideration of the Warrantholder lending the funds described in the Note, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, up to 70,000 fully paid and non-assessable shares of the Common Stock (as defined below) at a purchase price of $6.00 per share (the “Exercise Price”). The number and Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Charter” means the Company’s Articles of Incorporation, Certificate of Incorporation or other constitutional document, as may be amended from time to time.

“Common Stock” means the Company’s common stock, $0.01 par value per share.

“Effective Date” means the date of issuance of each Warrant Agreement.

“Merger Event” means a reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) involving the Company in which the Company is not the surviving entity, or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares or units of capital of another entity.

“Purchase Price” means, with respect to any exercise of this Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Common Stock requested to be exercised under this Agreement pursuant to such exercise.

SECTION 2. TERM OF EXERCISABILITY.

Each right to purchase Common Stock hereunder shall expire on the sixth (6th) anniversary of the Effective Date.

SECTION 3. EXERCISE OF THE PURCHASE RIGHTS.

(a) Exercise. The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Sixty-one (61) days following receipt of the Notice of Exercise, and subject to the prior payment of the Purchase Price in accordance with the terms set forth below, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased, and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any, under this Agreement, and affirming that with respect to such unexercised portion this Agreement remains in full force and effect.

(b) Method of Payment. The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) at the election of the Warrantholder, and at the Warrantholder’s sole discretion, by release of an equal amount of indebtedness under the Note. If the Warrantholder elects to pay the Purchase Price through such release of indebtedness, the amount so released will first be applied to any accrued interest and unpaid interest under the Note, and any remaining amount shall be applied to principal.

SECTION 4. RESERVATION OF SHARES.

During the term of this Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

SECTION 5. NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Agreement, but in lieu of such fractional shares that might otherwise result from the adjustment rights of Section 8, the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

SECTION 6. NO RIGHTS AS SHAREHOLDER/STOCKHOLDER.

This Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder/stockholder of the Company prior to issuance of the certificate for the Common Stock delivered pursuant to the exercise of this Agreement under Section 3(a) hereof .

SECTION 7. WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Agreement. Warrantholder’s initial address, for purposes of such registry, is set forth below Warrantholder’s signature on this Agreement. Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8. ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

(a) Merger Event. If at any time there shall be Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Agreement, the number of shares of common stock or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if Warrantholder had exercised this Agreement immediately prior to the effective date of the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Agreement with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Agreement (including adjustments of the Exercise Price and number of shares of Common Stock purchasable) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Agreement. In connection with a Merger Event and upon Warrantholder’s written election to the Company, the Company shall cause this Agreement to be exchanged for the consideration that Warrantholder would have received if Warrantholder chose to exercise its right to have shares issued pursuant to the Net Issuance provisions of this Agreement immediately prior to the effective date of the Merger Event without actually exercising such right, and without acquiring such shares and exchanging such shares for such consideration.

(b) Reclassification of Shares. Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to the effective date of such combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Common Stock issuable upon exercise of this Agreement shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Common Stock issuable upon the exercise of this Agreement shall be proportionately decreased.

(d) Stock Dividends. If the Company at any time while this Agreement is outstanding and unexpired shall pay a dividend with respect to the Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(e) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock in cash, property or securities other than Common Stock; (ii) the Company shall offer for subscription prorata to the holders of any class of its Common Stock or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least thirty (30) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; and (B) in the case of any such Merger Event, sale, lease, license or other transfer of all or substantially all assets, dissolution, liquidation or winding up, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up).

Each such written notice (or a subsequent notice given at least five (5) days prior to the Merger Event, dissolution, liquidation, or winding up) shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to the Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

(f) Timely Notice. Failure to timely provide such notice required by subsection (e) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. For purposes of this subsection (f), and notwithstanding anything to the contrary in Section 13(g), the notice period shall begin on the date the Warrantholder actually receives a written notice containing all the information required to be provided in such subsection (e).

SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Reservation of Common Stock. The Common Stock issuable upon exercise of the Warrantholder’s rights has been or will be duly and validly reserved and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Common Stock issuable pursuant to this Agreement may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of Common Stock upon exercise of this Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b) Due Authority. The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law or any exchange on which shares of the Company’s stock shall be traded, which filings will be effective by the time required thereby.

(d) Issued Securities. All issued and outstanding shares of the Company’s securities have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of the Company’s securities were issued in full compliance with all federal and state securities laws.

(e) Other Commitments to Register Securities. Except for the Registration Rights Agreement between the Company and certain investors dated as of March 31, 2005, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

(f) Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Common Stock upon exercise of this Agreement constitutes a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(g) Compliance with Rule 144. If the Warrantholder proposes to sell Common Stock issuable upon the exercise of this Agreement, or the Common Stock into which it is convertible, in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

(h) Information Rights. If at any time during the term of this Agreement the Company is not subject to reporting requirements under either Section 13(d) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall provide to the Warrantholder annual, audited financial statements of the Company within sixty (60) days after the end of each fiscal year, and interim unaudited financial statements within thirty (30) days after the end of each fiscal quarter.

(i) Trading Based on Non-Public Information. Warrantholder acknowledges that as a result of its position as noteholder under the Note it has or may receive non-public information about the Company which is or may be material. Accordingly, Warrantholder agrees that it will not unlawfully exercise or transfer all or any part of this Agreement or the securities purchasable hereunder based on any material non-public information.

SECTION 10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a) Investment Purpose. The rights hereunder and the securities that may be acquired on their exercise have been acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Agreement is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Risk of No Registration. The Warrantholder understands that if a registration statement covering the securities under the Act is not in effect when it desires to sell (i) the rights to purchase Common Stock pursuant to this Agreement or (ii) the Common Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Common Stock or (B) Common Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(e) Accredited Investor. Warrantholder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

SECTION 11. TRANSFERS.

Subject to compliance with applicable federal and state securities laws, this Agreement and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Agreement properly endorsed. Each taker and holder of this Agreement, by taking or holding the same, consents and agrees that this Agreement, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Agreement shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Agreement as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Agreement. The transfer of this Agreement shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes. Notwithstanding the foregoing, subject to compliance with applicable federal and state securities laws, this Agreement may be assigned at any time on the same terms and conditions as the Note.

SECTION 12. REGISTRATION RIGHTS

(a) The Company shall prepare, and, as soon as possible but in no event later than the date that is 60 days after the date of this Agreement, file with the SEC a Registration Statement on Form S-3 (or if Form S-3 is unavailable then on a Form S-1 or other form reasonably acceptable to Warrantholder) for an offering to be made on a continuous basis pursuant to Rule 415 of the Act, covering the resale of all of the Warrant Shares. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as possible, but in no event later than four months after the date hereof. The Company shall pay all costs and expenses related to the registration of the Warrant Shares, including without limitation the reasonable fees and expenses of legal counsel to the Warrantholder, not to exceed $5,000. The Company shall use its best efforts to keep such registration statement continuously effective under the Act until the earlier of (A) the date on which all of the Warrant Shares have been sold, and (B) the date on which all of the Warrant Shares may be sold without registration pursuant to Rule 144(k) under the Exchange Act (the “Registration Period”). The Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such Registration Statement and any prospectus used in connection therewith, as may be necessary to keep such Registration Statement effective at all times until the expiration of the Registration Period.

(b) The Company shall, not less than three (3) business days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto, (i) furnish to the Warrantholder or any holder under this Agreement copies of the Registration Statement or prospectus proposed to be filed, which documents will be subject to the review of the Warrantholder or any holder under this Agreement, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Act. Furthermore, the Company shall advise the Warrantholder or any holder under this Agreement, within two (2) business days: (x) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of any of the Warrant Shares under state securities or “blue sky” laws; and it will promptly use its best efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal at the earliest possible moment if such stop order or other order should be issued; and (y) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective.

(c) If, at any time when the Warrant Shares have not been registered under this Agreement, the Company proposes to register any of its Common Stock under the Act, whether as a result of a primary or secondary offering of Common Stock or pursuant to registration rights granted to holders of other securities of the Company (but excluding in all cases any registrations to be effected on Forms S-4 or S-8 or other applicable successor Forms), the Company shall, each such time, give to the Warrantholder written notice of its intent to do so. Upon the written request of the Warrantholder given within 20 days after the giving of any such notice by the Company, the Company shall use reasonable efforts to cause to be included in such registration the Warrant Shares of such selling Investor, to the extent requested to be registered; provided that (i) the number of Warrant Shares proposed to be sold by the Warrantholder is equal to at least seventy-five percent (75%) of the total number of Warrant Shares then held by the Warrantholder, (ii) the Warrantholder agrees to sell those of its Warrant Shares to be included in such registration in the same manner and on the same terms and conditions as the other shares of Common Stock which the Company proposes to register, and (iii) if the registration is to include shares of Common Stock to be sold for the account of the Company or any party exercising demand registration rights pursuant to any other agreement with the Company, the proposed managing underwriter does not advise the Company that in its opinion the inclusion of the Warrant Shares (without any reduction in the number of shares to be sold for the account of the Company or such party exercising demand registration rights) is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered, in which case the rights of the Warrantholder shall be as provided below. If such a registration involves an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested by the Warrantholder to be included in such registration is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered in such offering, then, notwithstanding anything herein to the contrary, the Company shall be required to include in such registration only the number of shares of Common Stock which the Company is so advised can be sold in such offering, (i) first, the number of shares of Common Stock proposed to be included in such registration for the account of the Company and/or any stockholders of the Company (other than the Warrantholder) that have exercised demand registration rights, in accordance with the priorities, if any, then existing among the Company and/or such stockholders of the Company with registration rights (other than the Warrantholder), and (ii) second, the shares of Common Stock requested to be included in such registration by all other stockholders of the Company who have piggyback registration rights (including, without limitation, the Warrantholder), pro rata among such other stockholders (including, without limitation, the Warrantholder) on the basis of the number of shares of Common Stock that each of them requested to be included in such registration. In connection with any offering involving an underwriting of shares, the Company shall not be required hereunder or otherwise to include the Warrant Shares therein unless the Warrantholder accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company.

(d) Indemnification.

(i) The Company agrees to indemnify and hold harmless each Holder Indemnitee (as defined below) from and against any losses, claims, damages, liabilities or expenses to which such Holder Indemnitee may become subject (under the Act or otherwise) insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon (A) any untrue statement of a material fact contained in the Registration Statement or prospectus, (B) any failure by the Company to fulfill any undertaking included in the Registration Statement, (C) any breach of any representation, warranty or covenant made by the Company in this Agreement and (D) any violation or alleged violation of the Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Warrant Shares, and the Company will promptly reimburse such Holder Indemnitee for any reasonable legal or other expenses incurred in investigating, defending or preparing to defend, settling, compromising or paying any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability or expense arises solely out of, or is based solely upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such Holder Indemnitee specifically for use in preparation of the Registration Statement.

(ii) The Warrantholder or any holder under this Agreement agrees (severally and not jointly with any other holder under this Agreement) to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages, liabilities or expenses to which the Company (or any such officer, director or controlling person) may become subject (under the Act or otherwise), insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise solely out of, or are based solely upon, any untrue statement of a material fact contained in the Registration Statement, but only if and to the extent that such untrue statement was made in reliance upon and in conformity with written information furnished by the Warrantholder or any holder under this Agreement specifically for use in preparation of the Registration Statement (provided, however, that the Warrantholder or any holder under this Agreement shall not be liable in any such case for any untrue statement in any Registration Statement or prospectus if such statement has been corrected in writing by the Warrantholder or any holder under this Agreement and delivered to the Company at least three business days prior to the pertinent sale or sales by the Warrantholder or any holder under this Agreement). Notwithstanding the foregoing, the aggregate liability of each of the Warrantholder and any holder under this Agreement pursuant to this subsection (ii) shall be limited to the net amount received by the Warrantholder or any holder under this Agreement from the sale of the Warrant Shares.

(iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 12(d), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 12(d) (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 12(d). Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnifying person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(iv) If the indemnification provided for in this Section 12(d) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Warrantholder or any holder under this Agreement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Warrantholder or any holder under this Agreement on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Warrantholder and any holder under this Agreement agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation (even if the Warrantholder or any holder under this Agreement were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), the Warrantholder or any holder under this Agreement shall not be required to contribute any amount in excess of the net amount received by the Warrantholder or any holder under this Agreement from the sale of the Warrant Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations in this subsection of the Warrantholder or any holder under this Agreement to contribute are several in proportion to the sales of Warrant Shares to which such loss relates and not joint with any other holder under this Agreement.

(v) For purposes of this Section 12(d), the term “Holder Indemnitee” shall include the Warrantholder or any holder under this Agreement, its officers, directors, employees, partners, agents and any person controlling the Warrantholder or any holder under this Agreement; the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement; and the term “untrue statement” shall include (A) any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the prospectus a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the Warrantholder a certificate signed by the President or Chief Executive Officer of the Company stating that the Board has made the good faith determination either (A) any event or circumstance has occurred or will occur, which upon the advice of counsel, necessitates the making of any changes in any Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (B) (i) that continued use by the Warrantholder of the Registration Statement for purposes of effecting offers or sales of Warrant Shares pursuant thereto would require, under the Act, premature disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) that it is therefore essential to suspend the use by the Warrantholder of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Warrant Shares pursuant thereto, then the right of the Investors to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Warrant Shares pursuant thereto shall be suspended for a period (the “Suspension Period”) of not more than 30 days after delivery by the Company of the certificate referred to above in this Section 12; provided that the Company shall be entitled to no more than two such Suspension Periods during the twelve (12) month period commencing on the date hereof and during each subsequent twelve (12) month periods. Notwithstanding the foregoing, to the extent that the Company is not eligible to use Form S-3 and has filed a registration statement which has been declared effective by the SEC, the Company shall be entitled to any number of Earnings Suspensions (as hereinafter defined) during any twelve (12) month period provided that taken together, such Earnings Suspensions do not result in a Suspension Period of longer than an aggregate of 45 days in any twelve (12) month period. “Earnings Suspension” shall mean, at any time when the Company is not eligible to use Form S-3 or similar form of registration statement, a Suspension Period relating to an announcement of earnings by the Company at any time from the end of a fiscal period and prior to its announcement of periodic financial results of the Company for such period and through the date on which a post-effective amendment to such registration statement has been declared effective by the SEC in connection with the financial results for such period. During the Suspension Period, the Warrantholder shall not offer or sell, or attempt to offer or sell, any Warrant Shares pursuant to or in reliance upon the Registration Statement (or the prospectus relating thereto). The Company shall use commercially reasonable efforts to terminate any Suspension Period as promptly as practicable.

SECTION 13. MISCELLANEOUS.

(a) Effective Date. The provisions of this Agreement shall be construed and shall be given effect in all respects as of the date hereof. This Agreement shall be binding upon any successors or assigns of the Company.

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law. The parties hereto agree that the terms of this Agreement shall be specifically enforceable by either party hereto notwithstanding the availability of an adequate remedy at law. If either party institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense that the complaining party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

(c) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(d) Additional Documents. The Company, upon execution of this Agreement, shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in Sections 9(a) through 9(d), 9(f) and 9(g). The Company shall also supply such other documents as the Warrantholder may from time to time reasonably request.

(e) Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and reasonable expenses and all costs of proceedings incurred in enforcing this Agreement. For the purposes of this Section 13(e), attorneys’ fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(f) Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(g) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Warrantholder:

Broadwood Partners, L.P. c/o Broadwood Capital, Inc. 724 Fifth Avenue 9th Floor New York, NY 10019 Telephone: (212) 508-5753 Facsimile: (212) 508-5756

With a copy to:

Seward & Kissel LLP Attention: John Tavss, Esq. One Battery Park Plaza New York, NY 10004 Telephone: (212) 574-1300 Facsimile: (212) 480-8421

If to the Company

STAAR Surgical Company 1911 Walker Ave. Monrovia, CA 91016 Attention: Chief Financial Officer Telephone: (626) 303-7902 Facsimile: (626) 358-3049

or to such other address as each party may designate for itself by like notice.

(h) Entire Agreement; Amendments. This Agreement and the Note constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.

(i) Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(j) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Agreement and, specifically, the provisions of Sections 13(n), 13(o) and 13(p).

(k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(l) No Waiver. No omission or delay by Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Warrantholder is entitled, nor shall it in any way affect the right of Warrantholder to enforce such provisions thereafter.

(m) Survival. All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of the parties and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

(n) Governing Law. This Agreement has been negotiated and delivered to Warrantholder in the State of New York, and shall have been accepted by Warrantholder in the State of New York. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(o) Consent to Jurisdiction and Venue. The Company hereby expressly and irrevocably submits to the exclusive jurisdiction of the courts of the state of New York and of the United States District Court of the Southern District of New York for the purpose of any litigation arising hereunder. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the state of New York. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(p) Mutual Waiver of Jury Trial. THE WARRANTHOLDER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE WARRANTHOLDER OR THE COMPANY. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE WARRANTHOLDER TO MAKE THE LOAN EVIDENCED BY THE NOTE.

(q) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(r) Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to the other by reason of any failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by any injured party to this Agreement. If an injured party to this Agreement institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that the other has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

The next page is the signature page.

IN WITNESS WHEREOF, each of the parties hereto has caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the date first set forth above.

COMPANY:	STAAR SURGICAL COMPANY

By:

Name: Deborah Andrews Title: Vice President, Chief Financial Officer

WARRANTHOLDER:	BROADWOOD PARTNERS, L.P.

By:

Name: Neal C. Bradsher Title: President, Broadwood Capital, Inc., General Partner of Broadwood Partners, L.P.

EXHIBIT I

NOTICE OF EXERCISE

To: STAAR Surgical Company (the “Company”):

(1) The undersigned Warrantholder hereby elects to purchase      shares of the Common Stock of the Company pursuant to the terms of the Warrant Agreement dated March 21, 2007 (the “Agreement”) between the Company and the Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [RELEASE OF INDEBTEDNESS: elects release indebtedness under the Note in the amount of the Purchase Price under the pursuant to Section 3 of the Agreement].

(2) Please deliver the Warrant Shares as follows:

     Warrant Shares are to be issued electronically using the Depositary Trust Company Fast Automated Securities Transfer program to account number      . The Broker’s Name is      , and it will initiate such transaction on      [date];

or

     Warrant Shares are to be delivered to the following address:

     .

(Name)

WARRANTHOLDER:	BROADWOOD PARTNERS, L.P.

By:

Name:
Date:

Capitalized terms used but not defined herein have the same meanings ascribed to them in the Warrant Agreement.

APPROVED:

STAAR Surgical Company

Name:

Title:EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned, STAAR Surgical Company, hereby acknowledges receipt of the “Notice of Exercise” from Broadwood Partners, L.P. to purchase [     ] shares of the Common Stock of STAAR Surgical Company, pursuant to the terms of the Agreement, and further acknowledges that upon such exercise, the Agreement remains in full force and effect as to      shares of Common Stock.

Capitalized terms used but not defined herein have the same meanings ascribed to them in the Warrant Agreement.

COMPANY:	STAAR Surgical Company

By:

Name:

Title:

Date:

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print) whose address is

Dated:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.